Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com Jeffrey N. Theiler Executive Vice President and CFO (414) 367-5610 jnt@docreit.com

Physicians Realty Trust Reports Second Quarter 2023 Financial Results

Announces $0.05 Net Income per Share and $0.25 Normalized FFO per Share for the Second Quarter of 2023

Second Quarter Highlights:
•Reported second quarter 2023 total revenue of $135.1 million, an increase of 2.2% over the prior year period.
•Reported net income of $13.1 million for the second quarter ended June 30, 2023, a decrease of 27.0% over the prior year period, and second quarter net income per share of $0.05 on a fully diluted basis.
•Generated second quarter Normalized Funds From Operations (“Normalized FFO”) of $0.25 per share on a fully diluted basis.
•Completed $49.8 million in investments, including the funding of previous loan commitments.
•Second quarter Outpatient Medical Same-Store Cash Net Operating Income growth was 0.8% year-over-year.
•Declared a quarterly dividend of $0.23 per share and OP Unit for the second quarter 2023, paid on July 18, 2023.
•Closed on a $400.0 million five-year term loan that, with the effect of related swaps, bears interest at a fixed rate of 4.693%.

Milwaukee, WI - August 3, 2023 - Physicians Realty Trust (NYSE: DOC) (the “Company,” the “Trust,” “we,” “our” and “us”), a self-managed health care real estate investment trust, today announced results for the second quarter ended June 30, 2023.

John T. Thomas, President and Chief Executive Officer of the Trust, commented, “On July 19, 2023, we celebrated our 10th anniversary. We are proud of our achievements since going public in 2013, delivering strong returns to shareholders, paying 40 consecutive quarterly dividends, investing with and for our health care provider partners, and providing a successful outpatient medical real estate platform for our health care partners. With a focus on disciplined capital allocation and strategic partnerships, we have expanded our outpatient medical footprint and, in the process, achieved remarkable leasing activity. We anticipate further revenue growth and strong financial performance as we continue to innovate and capitalize on the opportunities in our pipeline consistent with the returns required in this dynamic capital markets environment. As we celebrate this milestone, our passionate DOC team, families, and partners nationwide remain dedicated to shaping the future of health care delivery.

“We look forward to sharing more about our second quarter results during today’s conference call,” Mr. Thomas concluded.

Second Quarter Financial Results

Total revenue for the second quarter ended June 30, 2023, was $135.1 million, an increase of 2.2% from the second quarter ended June 30, 2022. As of June 30, 2023, the portfolio was approximately 94.5% leased.

Total expenses for the second quarter 2023 were $123.8 million, compared to total expenses of $117.6 million for the second quarter 2022.

Net income for the second quarter 2023 was $13.1 million, compared to net income of $17.9 million for the second quarter 2022, a decrease of 27.0% due to prior year dispositions that generated a gain of $3.6 million in the second quarter 2022.

Net income attributable to common shareholders for the second quarter 2023 was $12.5 million. Diluted earnings per share for the second quarter 2023 was $0.05 based on approximately 249.2 million weighted average common shares and operating partnership units (“OP Units”) outstanding.

Funds From Operations (“FFO”) totaled $61.2 million for the second quarter 2023 and consisted of net income plus depreciation and amortization on our consolidated portfolio of $47.8 million and our unconsolidated joint ventures of $0.4 million, offset by $0.2 million of other adjustments, resulting in FFO of $0.25 per share on a fully diluted basis. Normalized FFO, which adjusts for our proportionate share of unconsolidated joint venture adjustments, was $61.2 million, or $0.25 per share on a fully diluted basis.

Normalized Funds Available for Distribution (“FAD”) for the second quarter 2023, which consists of Normalized FFO adjusted for non-cash share compensation, straight-line rent adjustments, amortization of acquired above-market and below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, recurring capital expenditures and lease commissions, loan reserve adjustments, and our share of adjustments from unconsolidated investments, was $60.2 million.

Our Outpatient Medical Same-Store portfolio, which includes 269 properties representing 97% of our consolidated leasable square footage, generated year-over-year Outpatient Medical Same-Store Cash Net Operating Income (“Cash NOI”) growth of 0.8% for the second quarter 2023.

Other Recent Events

Second Quarter Investment Highlights

Investment activity in the quarter ended June 30, 2023, was highlighted by the acquisition of two health care properties for a purchase price of $33.3 million.

Emory Dunwoody Ambulatory Surgical Center (“ASC”) - On May 16, 2023, the Company completed the acquisition of a $5.3 million building located in Dunwoody, Georgia, a northern suburb of Atlanta. The building is 100% pre-leased for a 12-year term to The Emory Clinic, Inc., a subsidiary of Emory University, with annual escalators of 2.25%. The Company plans to finance 100% of the project costs for the renovation of the 22,000 square foot ASC, which are expected to be completed in the second quarter of 2025. The ASC is adjacent to the Emory Dunwoody Outpatient Medical Building development the Company previously announced.

Cardiovascular Associates (“CVA”) Building - On May 31, 2023, through a joint venture partnership with the prior owner, the Company completed the acquisition of a Class-A facility comprising 72,555 rentable square feet in Birmingham, Alabama, for a purchase price of approximately $28.0 million. The facility is 85% leased to Baptist Health Centers, LLC, a subsidiary of Tenet Health (S&P: ‘B+’), with a weighted average remaining lease term of approximately 8 years. The anchor lease is guaranteed by BBH BMC, LLC dba Brookwood Medical Center, Tenet’s largest hospital in Alabama. The Company owns 99.0% of the joint venture, with a first-year cash yield on the investment of 7.0%.

El Paso Seller Financing Loan Update

On June 30, 2023, the Company received payment in full for a term loan related to the previously owned Foundation El Paso Surgical Hospital. The $27.6 million loan was originated in conjunction with the Company’s sale of the facility in October of 2019 and yielded interest at a rate of 14.0% per year at the time of payoff.

Second Quarter Capital Activity

On May 24, 2023, Physicians Realty L.P. (the “Operating Partnership”), as borrower, and the Trust, as guarantor, executed a second amendment to the credit agreement, which added a new $400.0 million unsecured term loan with a scheduled maturity date of May 24, 2028 and expanded the accordion feature, which allows the Operating Partnership to increase borrowing capacity under the credit agreement, as amended, by up to an additional $500 million. Borrowings under the term loan feature of the Credit Agreement bear interest on the outstanding principal amount at a rate equal to 1.10%, inclusive of a 0.10% SOFR index adjustment, plus Daily Simple SOFR as defined in the Credit Agreement. The Operating Partnership simultaneously entered into fixed-for-floating interest rate swaps for the full borrowing amount, fixing the SOFR component of this rate at 3.593%, for a current all-in fixed rate of 4.693%.

Publication of 2022 ESG Report

On June 5, 2023, the Company announced the publication of its fourth annual Environmental, Social, and Governance (ESG) Report. The comprehensive and fully interactive report, available digitally at www.docreit.com/esg, details the Company’s ESG achievements and progress toward ongoing ESG goals.

Recent Investment Activity

Since June 30, 2023, the Company closed on the acquisition of an outpatient medical facility in Palos Heights, Illinois for approximately $2.6 million.

Palos Heights Surgery Center - On July 20, 2023, the Company completed the acquisition of a 21,297 rentable square feet in Palos Heights, Illinois, for a purchase price of approximately $2.6 million. The facility is 80% occupied with anchor tenant Palos SurgiCenter, who agreed to extend their lease an additional 10 years at close through 2036, in 62% of the space. The stabilized yield on the investment is 8.0%.

Dividend Paid

On June 16, 2023, our Board of Trustees authorized and declared a cash distribution of $0.23 per common share and OP Unit for the quarterly period ended June 30, 2023. The dividend was paid on July 18, 2023, to common shareholders and OP Unit holders of record as of the close of business on July 5, 2023.

Conference Call Information

The Company has scheduled a conference call on Thursday, August 3, 2023, at 10:00 a.m. ET to discuss its financial performance and operating results for the second quarter ended June 30, 2023. The conference call can be accessed by dialing (844) 826-3035 from within the U.S. or (412) 317-5195 for international callers. Participants can reference the Physicians Realty Trust Second Quarter Earnings Call. The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.docreit.com. A replay of the conference call will be available beginning August 3, 2023, at 2:00 p.m. ET until September 3, 2023, at 11:59 p.m. ET, by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (International); passcode: 10179994. A replay of the webcast will also be accessible on the Investor Relations website for one year following the event. Beginning August 3, 2023, the Company’s supplemental information package for the second quarter 2023 will be accessible through the Investor Relations section of the Company’s website under the “Supplemental” tab.

About Physicians Realty Trust

Physicians Realty Trust is a self-managed health care real estate company organized to acquire, selectively develop, own, and manage health care properties that are leased to physicians, hospitals, and health care delivery systems. The Company invests in real estate that is integral to providing high quality health care. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. The Company is the sole general partner of the operating partnership and, as of June 30, 2023, owned approximately 96.0% of OP Units.

Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations. The information contained on our website is not a part of, and is not incorporated by reference into, this press release.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, “continue”, “intend”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, anticipated completion of development projects, and ability to execute its business plan. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a discussion of factors that could impact the Company’s results, performance, or transactions, see Part I, Item 1A (Risk Factors) of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Source: Physicians Realty Trust

Physicians Realty Trust
Condensed Consolidated Statements of Income
(in thousands, except share and per share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Rental revenues	$93,615	$93,492	$187,158	$186,157
Expense recoveries	37,563	35,836	75,418	70,962
Rental and related revenues	131,178	129,328	262,576	257,119
Interest income on real estate loans and other	3,922	2,839	6,868	5,438
Total revenues	135,100	132,167	269,444	262,557
Expenses:
Interest expense	20,634	17,234	39,787	34,057
General and administrative	10,162	10,028	21,362	20,321
Operating expenses	45,075	42,681	90,469	84,433
Depreciation and amortization	47,946	47,702	95,623	94,962
Total expenses	123,817	117,645	247,241	233,773
Income before equity in gain (loss) of unconsolidated entities and gain on sale of investment properties, net:	11,283	14,522	22,203	28,784
Equity in gain (loss) of unconsolidated entities	1,802	(224)	1,538	(390)
Gain on sale of investment properties, net	—	3,634	13	3,481
Net income	13,085	17,932	23,754	31,875
Net income attributable to noncontrolling interests:
Operating Partnership	(515)	(886)	(938)	(1,578)
Partially owned properties (1)	(26)	(155)	(70)	(314)
Net income attributable to common shareholders	$12,544	$16,891	$22,746	$29,983
Net income per share:
Basic	$0.05	$0.07	$0.10	$0.13
Diluted	$0.05	$0.07	$0.10	$0.13
Weighted average common shares:
Basic	238,399,653	225,617,275	237,944,378	225,344,756
Diluted	249,228,221	239,006,973	249,069,697	238,738,465

Dividends and distributions declared per common share	$0.23	$0.23	$0.46	$0.46
(1)Includes amounts attributable to redeemable noncontrolling interests.

Physicians Realty Trust
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30,	December 31,
	2023	2022
	(unaudited)
ASSETS
Investment properties:
Land and improvements	$248,123	$241,559
Building and improvements	4,696,846	4,659,780
Construction in progress	30,899	18,497
Tenant improvements	91,649	88,640
Acquired lease intangibles	508,549	505,335
	5,576,066	5,513,811
Accumulated depreciation	(1,092,057)	(996,888)
Net real estate property	4,484,009	4,516,923
Right-of-use lease assets, net	229,110	231,225
Real estate loans receivable, net	88,969	104,973
Investments in unconsolidated entities	73,801	77,716
Net real estate investments	4,875,889	4,930,837
Cash and cash equivalents	245,660	7,730
Tenant receivables, net	8,294	11,503
Other assets	149,695	146,807
Total assets	$5,279,538	$5,096,877
LIABILITIES AND EQUITY
Liabilities:
Credit facility	$392,524	$188,328
Notes payable	1,451,162	1,465,437
Mortgage debt	163,926	164,352
Accounts payable	4,209	4,391
Dividends and distributions payable	60,404	60,148
Accrued expenses and other liabilities	93,432	87,720
Lease liabilities	104,696	105,011
Acquired lease intangibles, net	23,211	24,381
Total liabilities	2,293,564	2,099,768

Redeemable noncontrolling interests - partially owned properties	3,115	3,258

Equity:
Common shares, $0.01 par value, 500,000,000 common shares authorized, 238,451,853 and 233,292,030 common shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	2,385	2,333
Additional paid-in capital	3,813,864	3,743,876
Accumulated deficit	(969,743)	(881,672)
Accumulated other comprehensive income	9,282	5,183
Total shareholders’ equity	2,855,788	2,869,720
Noncontrolling interests:
Operating Partnership	117,766	123,015
Partially owned properties	9,305	1,116
Total noncontrolling interests	127,071	124,131
Total equity	2,982,859	2,993,851
Total liabilities and equity	$5,279,538	$5,096,877

Physicians Realty Trust
Reconciliation of Non-GAAP Measures
(in thousands, except share and per share data) (Unaudited)

	Three Months Ended June 30,
	2023	2022
Net income	$13,085	$17,932
Earnings per share - diluted	$0.05	$0.07

Net income	$13,085	$17,932
Net income attributable to noncontrolling interests - partially owned properties	(26)	(155)
Depreciation and amortization expense	47,834	47,589
Depreciation and amortization expense - partially owned properties	(140)	(70)
Gain on sale of investment properties, net	—	(3,634)
Proportionate share of unconsolidated joint venture adjustments	422	2,350
FFO applicable to common shares	$61,175	$64,012
Proportionate share of unconsolidated joint venture adjustments	—	(270)
Normalized FFO applicable to common shares	$61,175	$63,742

FFO per common share - diluted	$0.25	$0.27
Normalized FFO per common share - diluted	$0.25	$0.27

Normalized FFO applicable to common shares	$61,175	$63,742
Non-cash share compensation expense	3,655	3,798
Straight-line rent adjustments	(701)	(1,727)
Amortization of acquired above/below-market leases/assumed debt	1,119	1,301
Amortization of lease inducements	242	225
Amortization of deferred financing costs	696	579
Recurring capital expenditures and lease commissions	(5,790)	(6,868)
Loan reserve adjustments	7	4
Proportionate share of unconsolidated joint venture adjustments	(226)	(66)
Normalized FAD applicable to common shares	$60,177	$60,988

Weighted average common shares outstanding - diluted	249,228,221	239,006,973

	Three Months Ended June 30,
	2023	2022
Net income	$13,085	$17,932
General and administrative	10,162	10,028
Depreciation and amortization expense	47,946	47,702
Interest expense	20,634	17,234
Gain on sale of investment properties, net	—	(3,634)
Proportionate share of unconsolidated joint venture adjustments	1,758	3,404
NOI	$93,585	$92,666

NOI	$93,585	$92,666
Straight-line rent adjustments	(701)	(1,727)
Amortization of acquired above/below-market leases	1,119	1,301
Amortization of lease inducements	242	225
Loan reserve adjustments	7	4
Proportionate share of unconsolidated joint venture adjustments	(84)	(99)
Cash NOI	$94,168	$92,370

Cash NOI	$94,168	$92,370
Assets not held for all periods	(1,569)	(1,770)
Non-outpatient medical facilities	(2,804)	(2,850)
Lease termination fees	(16)	(182)
Interest income on real estate loans	(2,512)	(2,248)
Joint venture and other income	(4,915)	(3,634)
Outpatient Medical Same-Store Cash NOI	$82,352	$81,686

	Three Months Ended June 30,
	2023	2022
Net income	$13,085	$17,932
Depreciation and amortization expense	47,946	47,702
Interest expense	20,634	17,234
Gain on sale of investment properties, net	—	(3,634)
Proportionate share of unconsolidated joint venture adjustments	1,738	3,674
EBITDAre	$83,403	$82,908
Non-cash share compensation expense	3,655	3,798
Pursuit costs	195	93
Non-cash intangible amortization	1,361	1,525
Corporate high yield interest income	(977)	—
Proportionate share of unconsolidated joint venture adjustments	—	(270)
Pro forma adjustments for investment activity	(593)	280
Adjusted EBITDAre	$87,044	$88,334

This press release includes Funds From Operations (“FFO”), Normalized FFO, Normalized Funds Available For Distribution (“FAD”), Net Operating Income (“NOI”), Cash NOI, Outpatient Medical Same-Store Cash NOI, Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) and Adjusted EBITDAre, which are non-GAAP financial measures. For purposes of the SEC’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the Company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

We believe that information regarding FFO is helpful to shareholders and potential investors because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. We calculate FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defines FFO as net income or loss (computed in accordance with GAAP) before noncontrolling interests of holders of OP units, excluding preferred distributions, gains (or losses) on sales of depreciable operating property, impairment write-downs on depreciable assets, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs). Our FFO computation includes our share of required adjustments from our unconsolidated joint ventures and may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the Nareit definition or that interpret the Nareit definition differently than we do. The GAAP measure that we believe to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales, impairments, and noncontrolling interests. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from the operations of our properties. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in our financial statements. FFO does not represent cash generated from operating activities in accordance with GAAP, should not be considered to be an alternative to net income or loss (determined in accordance with GAAP) as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

We use Normalized FFO, which excludes from FFO net change in fair value of derivative financial instruments, acceleration of deferred financing costs, net change in fair value of contingent consideration, and other normalizing items. Our Normalized FFO computation includes our share of required adjustments from our unconsolidated joint ventures and our use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss (computed in accordance with GAAP), as an indicator of our financial performance or of cash flow from operating activities (computed in accordance with GAAP), or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements.

We define Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO non-cash share compensation expense, straight-line rent adjustments, amortization of acquired above-market or below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, and loan reserve adjustments, including our share of all required adjustments from unconsolidated joint ventures. We also adjust for recurring capital expenditures related to building, site, and tenant improvements, leasing commissions, cash payments from seller master leases, and rent abatement payments, including our share of all required adjustments for unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating Normalized FAD, and accordingly, our computation may not be comparable to those reported by other REITs. Although our computation of Normalized FAD may not be comparable to that of other REITs, we believe Normalized FAD provides a meaningful supplemental measure of our performance due to its frequency of use by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) or as an indicator of our financial performance. Normalized FAD should be reviewed in connection with other GAAP measurements.

NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from our total portfolio of properties and other investments before general and administrative expenses, depreciation and amortization expense, interest expense, net change in the fair value of derivative financial instruments, gain or loss on the sale of investment properties, and impairment losses, including our share of all required adjustments from our unconsolidated joint ventures. We believe that NOI provides an accurate measure of operating performance of our operating assets because NOI excludes certain items that are not associated with management of the properties. Our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Cash NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of acquired above and below market leases, and other non-cash and normalizing items, including our share of all required adjustments from unconsolidated joint ventures. Other non-cash and normalizing items include items such as the amortization of lease inducements, loan reserve adjustments, payments received from seller master leases and rent abatements, and changes in fair value of contingent consideration. We believe that Cash NOI provides an accurate measure of the operating performance of our operating assets because it excludes certain items that are not associated with management of the properties. Additionally, we believe that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. Our use of the term Cash NOI may not be comparable to that of other real estate companies as such other companies may have different methodologies for computing this amount.

Outpatient Medical Same-Store Cash NOI is a non-GAAP financial measure which excludes from Cash NOI assets not held for the entire preceding five quarters, non-outpatient medical facility assets, and other normalizing items not specifically related to the same-store property portfolio. Management considers Outpatient Medical Same-Store Cash NOI a supplemental measure because it allows investors, analysts, and Company management to measure unlevered property-level operating results. Our use of the term Outpatient Medical Same-Store Cash NOI may not be comparable to that of other real estate companies, as such other companies may have different methodologies for computing this amount.

We calculate EBITDAre in accordance with standards established by Nareit and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, and impairment loss, including our share of all required adjustments from unconsolidated joint ventures. We define Adjusted EBITDAre, which excludes from EBITDAre non-cash share compensation expense, non-cash changes in fair value, pursuit costs, non-cash intangible amortization, corporate high yield interest income, the pro forma impact of investment activity, and other normalizing items. We consider EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.